Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cornerstone Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Merrill J. Forgotson, Chief Executive Officer of the Company, and Ernest J. Verrico, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MERRILL J. FORGOTSON	/s/ ERNEST J. VERRICO

Merrill J. Forgotson Chief Executive Officer	Ernest J. Verrico Chief Financial Officer
August 13, 2003	August 13, 2003

The foregoing certificate is furnished solely for purposes of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever.  Notwithstanding anything to the contrary set forth herein or in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company’s future filings, including this Report on Form 10-QSB, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.